THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS
            NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO CHINA MEDIA1 CORP. THAT SUCH REGISTRATION IS NOT REQUIRED.

Principal Amount: $150,000.00                          Issue Date: June 19, 2006


                           CONVERTIBLE PROMISSORY NOTE
                           ---------------------------

      FOR VALUE RECEIVED, CHINA MEDIA1 CORP., a Nevada corporation (hereinafter called "Borrower"), hereby promises to pay to THE NUTMEG GROUP, 3366 Commercial, Northbrook, Illinois 60062, Fax: 847-291-7733, (the "Holder") or its registered assigns or successors in interest or order, without demand, the sum of One Hundred Fifty Thousand Dollars ($150,000.00) ("Principal Amount"), with simple and unpaid interest thereon, on December __, 2007 (the "Maturity Date"), if not sooner paid.

      This Note has been entered into pursuant to the terms of a subscription agreement between the Borrower, the Holder [and certain other holders (the "Other Holders") of convertible promissory notes (the "Other Notes")], dated of even date herewith (the "Subscription Agreement"), and shall be governed by the terms of such Subscription Agreement. Unless otherwise separately defined herein, all capitalized terms used in this Note shall have the same meaning as is set forth in the Subscription Agreement. The following terms shall apply to this Note:

                                    ARTICLE I

                             INTEREST; AMORTIZATION

      1.1. Interest Rate. Subject to Section 5.7 hereof, interest payable on this Note shall accrue at a rate per annum (the "Interest Rate") equal to the "prime rate" published in The Wall Street Journal from time to time, plus four percent (4%). The interest rate shall be increased or decreased as the case may be for each increase or decrease in the prime rate in an amount equal to such increase or decrease in the prime rate; each change to be effective as of the day of the change in such rate. The Interest Rate shall not be less than eight percent (8%). Interest shall be calculated on the basis of a 360-day year. Interest on the Principal Amount shall accrue from the date of this Note and be payable quarterly, in arrears, commencing on July 1, 2006 and on the first business day of each consecutive calendar quarter thereafter (each, a "Repayment Date") and on the Maturity Date, whether by acceleration or otherwise.

      1.2. Minimum Monthly Principal Payments. Amortizing payments of the outstanding Principal Amount of this Note shall commence on the seven month anniversary date of this Note and on the same day of each month thereafter (each a "Repayment Date") until the Principal Amount and interest have been repaid in full, whether by the payment of cash or by the conversion of such Principal Amount and interest into Common Stock pursuant to the terms hereof. Subject to
Section 2.1 and Article 3 below, on each Repayment Date, the Borrower shall make payments to the Holder in an amount equal to one-twelfth of the initial Principal Amount, and any other amounts (other than regular interest) which are then owing under this Note that have not been paid (collectively, the "Monthly Amount"). Amounts of conversions of Principal Amount and interest made by the Holder or Borrower pursuant to Section 2.1 or Article III, amounts redeemed pursuant to Section 2.3 of this Note shall be applied first against outstanding fees and damages, then against accrued interest on the Principal Amount and then to Monthly Amounts commencing with the Monthly Amount first payable and then Monthly Amounts thereafter in chronological order. Any Principal Amount, interest and any other sum arising under this Note and the Subscription Agreement that remains outstanding on the Maturity Date shall be due and payable on the Maturity Date.

      1.3. Default Interest Rate. Following the occurrence and during the continuance of an Event of Default (as defined in Article IV), which, if susceptible to cure is not cured within twenty (20) days, otherwise then from the first date of such occurrence, the annual interest rate on this Note shall (subject to Section 5.7) automatically be increased to fifteen percent (15%).

                                   ARTICLE II

                              CONVERSION REPAYMENT

      2.1. Payment of Monthly Amount in Cash or Common Stock. Subject to Section
3.2 hereof, if the Market Price (as defined below) is less than 200% of the Fixed Conversion Price (as defined in Section 3.1), the Borrower, at the Borrower's election, shall pay the Monthly Amount (i) in cash in an amount equal to 110% of the Principal Amount component of the Monthly Amount and 100% of all other components of the Monthly Amount, within three (3) business days after the applicable Repayment Date, or (ii) in registered Common Stock at an applied conversion rate equal to the lesser of (A) the Fixed Conversion Price (as defined in section 3.1 hereof), or (B) eighty percent (80%) of the average of the five lowest closing bid prices of the common stock as reported by Bloomberg L.P. for the Principal Market for the twenty trading days preceding such Repayment Date; provided, however, that in no event shall such price be less than $0.01 (the "Floor Conversion Price"). Unless waived by the Holder, the Borrower may not elect to pay a Monthly Amount due on a Repayment Date in Common Stock in an amount of shares of Common Stock which would exceed in the aggregate for all Holders of Notes similar to this Note, thirty-five percent (35%) of the aggregate daily trading volume for the twenty trading days preceding the Repayment Date as reported by Bloomberg L.P. for the Principal Market multiplied by the VWAP (as defined below) for such twenty day period. Amounts paid with shares of Common Stock must be delivered to the Holder not later than three (3) business days after the applicable Repayment Date. The Borrower must send notice to the Holder by confirmed telecopier not later than 6:00 PM, New York City time on the tenth (10th) business day preceding a Repayment Date notifying Holder of Borrower's election to pay the Monthly Redemption Amount in cash or Common Stock. Elections by the Borrower must be made to all Other Holders in proportion to the relative Note principal held by the Holder and the Other Holders. If such notice is not timely sent or if the Monthly Amount is not timely delivered, then Holder shall have the right, instead of the Company, to elect within five trading days after the applicable Repayment Date whether to be paid in cash or Common Stock. Such Holder's election shall not be construed to be a waiver of any default by Borrower relating to non-timely compliance by Borrower with any of its obligations under this Note. Subject to Section 3.2 hereof, if the Market Price is equal to or greater than 200% of the Fixed Conversion Price, then the Monthly Amount must be paid with Common Stock valued at the Fixed Conversion Price. "Market Price" shall mean the average of the closing bid prices of the Common Stock as reported by Bloomberg L.P. for the Principal Market for the five trading days preceding the relevant Repayment Date. "VWAP" shall mean the sum of the dollars traded for every purchase and sale of the Common Stock on the Principal Market (determined as the price per share of Common Stock at which such purchase and sale occurred multiplied by the number of shares of Common Stock so purchased and sold) divided by the total shares of Common Stock traded during the period.

      2.2. No Effective Registration. Notwithstanding anything to the contrary herein, no amount payable hereunder may be paid in shares of Common Stock by the Borrower without the Holder's consent unless (a) either (i) an effective current Registration Statement covering the shares of Common Stock to be issued in satisfaction of such obligations exists, or (ii) an exemption from registration of the resale of shares of Common Stock to be issued in satisfaction of such obligations is available pursuant to Rule 144(k) of the 1933 Act exists, and (b) no Event of Default hereunder (or an event that with the passage of time or the giving of notice could become an Event of Default), exists and is continuing, unless such event or Event of Default is cured within any applicable cure period or is otherwise waived in writing by the Holder in whole or in part at the Holder's option.

      2.3. Optional Redemption of Principal Amount. Provided an Event of Default or an event which with the passage of time or the giving of notice could become an Event of Default has not occurred, whether or not such Event of Default has been cured, the Borrower will have the option of prepaying the outstanding Principal Amount of this Note ("Optional Redemption"), in whole or in part, by paying to the Holder a sum of money equal to one hundred and twenty percent (120%) of the Principal amount to be redeemed, together with accrued but unpaid interest thereon and any and all other sums due, accrued or payable to the Holder arising under this Note or any Transaction Document through the Redemption Payment Date as defined below (the "Redemption Amount"). Borrower's election to exercise its right to prepay must be by notice in writing ("Notice of Redemption"). The Notice of Redemption shall specify the date for such Optional Redemption (the "Redemption Payment Date"), which date shall be twenty
(20) days after the date of the Notice of Redemption (the "Redemption Period"). A Notice of Redemption shall not be effective with respect to any portion of the Principal Amount for which the Holder has a pending election to convert, or for conversions initiated or made by the Holder during the Redemption Period. On the Redemption Payment Date, the Redemption Amount, less any portion of the Redemption Amount against which the Holder has exercised its conversion rights, shall be paid in good funds to the Holder. In the event the Borrower fails to pay the Redemption Amount on the Redemption Payment Date as set forth herein, then such Notice of Redemption will be null and void, (ii) Borrower will have no right to deliver another Notice of Redemption, and (iii) Borrower's failure may be deemed by Holder to be a non-curable Event of Default. A Notice of Redemption may not be given, nor may the Borrower effectuate a Redemption, without the consent of the Holder if, at any time during the Redemption Period, an Event of Default or an Event which with the passage of time or giving of notice could become an Event of Default (whether or not such Event of Default has been cured) has occurred or the Registration Statement registering the Registrable Securities is not effective each day during the Redemption Period.

                                   ARTICLE III

                                CONVERSION RIGHTS

      3.1. Holder's Conversion Rights. Subject to Section 3.2, the Holder shall have the right, but not the obligation, to convert all or any portion of the then aggregate outstanding Principal Amount of this Note, together with interest and fees due hereon, and any sum arising under the Subscription Agreement, and the Transaction Documents, including but not limited to Liquidated Damages, into shares of Common Stock, subject to the terms and conditions set forth in this
Article III, at the rate of $0.27 per share of Common Stock ("Fixed Conversion Price"), as the same may be adjusted pursuant to this Note and the Subscription Agreement. The Holder may exercise such right by delivery to the Borrower of a written Notice of Conversion pursuant to Section 3.3. After the occurrence of an Event of Default, the Fixed Conversion Price shall be 80% of the VWAP for the five trading days prior to a Conversion Date; provided, however, that in no event shall such price be less than the Floor Conversion Price.

      3.2. Conversion Limitation. The Holder shall not be entitled to convert on a Conversion Date that amount of the Note in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its affiliates on a Conversion Date, (ii) any Common Stock issuable in connection with the unconverted portion of the Note, and (iii) the number of shares of Common Stock issuable upon the conversion of the Note with respect to which the determination of this provision is being made on a Conversion Date, which would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock of the Borrower on such Conversion Date. For the purposes of the provision to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. Subject to the foregoing, the Holder shall not be limited to aggregate conversions of only 4.99% and aggregate conversion by the Holder may exceed 4.99%. The Holder shall have the authority and obligation to determine whether the restriction contained in this Section 3.2 will limit any conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the Notes are convertible shall be the responsibility and obligation of the Holder. The Holder may waive the conversion limitation described in this Section 3.2, in whole or in part, upon and effective after 61 days prior written notice to the Borrower. The Holder may allocate decide whether to convert a Note or exercise Warrants to achieve an actual 4.99% ownership position.

      3.3. Mechanics of Holder's Conversion.

            (a) In the event that the Holder elects to convert any amounts outstanding under this Note into Common Stock, the Holder shall give notice of such election by delivering an executed and completed notice of conversion (a "Notice of Conversion") to the Borrower, which Notice of Conversion shall provide a breakdown in reasonable detail of the Principal Amount, accrued interest and amounts being converted. The original Note is not required to be surrendered to the Borrower until all sums due under the Note have been paid. On each Conversion Date (as hereinafter defined) and in accordance with its Notice of Conversion, the Holder shall make the appropriate reduction to the Principal Amount, accrued interest and fees as entered in its records. Each date on which a Notice of Conversion is delivered or telecopied to the Borrower in accordance with the provisions hereof shall be deemed a "Conversion Date." A form of Notice of Conversion to be employed by the Holder is annexed hereto as Exhibit A.

            (b) Pursuant to the terms of a Notice of Conversion, the Borrower will issue instructions to the transfer agent accompanied by an opinion of counsel (if so required by the Borrower's transfer agent), and shall cause the transfer agent to transmit the certificates representing the Conversion Shares to the Holder by crediting the account of the Holder's designated broker with the Depository Trust Corporation ("DTC") through its Deposit Withdrawal Agent Commission ("DWAC") system within three (3) business days after receipt by the Borrower of the Notice of Conversion (the "Delivery Date"). In the case of the exercise of the conversion rights set forth herein, the conversion privilege shall be deemed to have been exercised and the Conversion Shares issuable upon such conversion shall be deemed to have been issued upon the date of receipt by the Borrower of the Notice of Conversion. The Holder shall be treated for all purposes as the beneficial holder of such shares of Common Stock, or, in the case that Borrower delivers physical certificates as set forth below, the record holder of such shares of Common Stock, unless the Holder provides the Borrower written instructions to the contrary. Notwithstanding the foregoing to the contrary, the Borrower or its transfer agent shall only be obligated to issue and deliver the shares to the DTC on the Holder's behalf via DWAC (or certificates free of restrictive legends) if the registration statement providing for the resale of the shares of Common Stock issuable upon the conversion of this Note is effective and the Holder has complied with all applicable securities laws in connection with the sale of the Common Stock, including, without limitation, the prospectus delivery requirements, and has provided representations accordingly. In the event that Conversion Shares cannot be delivered to the Holder via DWAC, the Borrower shall deliver physical certificates representing the Conversion Shares by the Delivery Date to an address designated by Holder in the United States.

      3.4. Conversion Mechanics.

            (a) The number of shares of Common Stock to be issued upon each conversion of this Note pursuant to this Article III shall be determined by dividing that portion of the Principal Amount and interest and fees to be converted, if any, by the then applicable Fixed Conversion Price.

            (b) The Fixed Conversion Price and number and kind of shares or other securities to be issued upon conversion shall be subject to adjustment from time to time upon the happening of certain events while this conversion right remains outstanding, as follows:

                  A. Merger, Sale of Assets, etc. If the Borrower at any time shall consolidate with or merge into or sell or convey all or substantially all its assets to any other corporation, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to convert into such number and kind of shares or other securities and property as would have been issuable or distributable on account of such consolidation, merger, sale or conveyance, upon or with respect to the securities subject to the conversion right immediately prior to such consolidation, merger, sale, or conveyance. The foregoing provision shall similarly apply to successive transactions of a similar nature by any such successor or purchaser. Without limiting the generality of the foregoing, the anti-dilution provisions of this Section shall apply to such securities of such successor or purchaser after any such consolidation, merger, sale, or conveyance.

                  B. Reclassification, etc. If the Borrower at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to convert into an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.

                  C. Stock Splits, Combinations and Dividends. If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock in shares of Common Stock, the Conversion Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

                  D. Share Issuance. So long as this Note is outstanding, if the Borrower shall issue any Common Stock except for the Excepted Issuances (as defined in the Subscription Agreement), prior to the complete conversion or payment of this Note, for a consideration less than the Fixed Conversion Price that would be in effect at the time of such issue, then, and thereafter successively upon each such issuance, the Fixed Conversion Price shall be reduced to such other lower issue price. For purposes of this adjustment, the issuance of any security or debt instrument of the Borrower carrying the right to convert such security or debt instrument into Common Stock or of any warrant, right or option to purchase Common Stock shall result in an adjustment to the Fixed Conversion Price upon the issuance of the above-described security, debt instrument, warrant, right, or option and again upon the issuance of shares of Common Stock upon exercise of such conversion or purchase rights if such issuance is at a price lower than the then applicable Conversion Price. The reduction of the Fixed Conversion Price described in this paragraph is in addition to the other rights of the Holder described in the Subscription Agreement.

            (c) Whenever the Conversion Price is adjusted pursuant to Section 3.4(b) above, the Borrower shall promptly mail to the Holder a notice setting forth the Conversion Price after such adjustment and setting forth a statement of the facts requiring such adjustment.

      3.5. Reservation. During the period the conversion right exists, Borrower will reserve from its authorized and unissued Common Stock not less than one hundred seventy-five percent (175%) of the number of shares to provide for the issuance of Common Stock upon the full conversion of this Note. Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. Borrower agrees that its issuance of this Note shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Note.

      3.6 Issuance of Replacement Note. Upon any partial conversion of this Note, a replacement Note containing the same date and provisions of this Note shall, at the written request of the Holder, be issued by the Borrower to the Holder for the outstanding Principal Amount of this Note and accrued interest which shall not have been converted or paid, provided Holder has surrendered an original Note to the Borrower. In the event that the Holder elects not to surrender a Note for reissuance upon partial payment or conversion, the Holder hereby indemnifies the Borrower against any and all loss or damage attributable to a third-party claim in an amount in excess of the actual amount then due under the Note, and the Borrower is hereby expressly authorized to offset any such amounts mutually agreed upon by Borrower and Holder or pursuant to a judgment in Borrower's favor against amounts then due under the Note.

                                   ARTICLE IV

                                EVENTS OF DEFAULT

      The occurrence of any of the following events of default ("Event of Default") shall, at the option of the Holder hereof, make all sums of principal and interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, upon demand, without presentment, or grace period, all of which hereby are expressly waived, except as set forth below:

      4.1 Failure to Pay Principal or Interest. The Borrower fails to pay any installment of Principal Amount, interest or other sum due under this Note or any Transaction Document when due and such failure continues for a period of 5 business days after the due date.

      4.2 Breach of Covenant. The Borrower breaches any material covenant or other term or condition of the Subscription Agreement, this Note or Transaction Document in any material respect and such breach, if subject to cure, continues for a period of 15 business days after written notice to the Borrower from the Holder.

      4.3 Breach of Representations and Warranties. Any material representation or warranty of the Borrower made herein, in the Subscription Agreement, Transaction Document or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith or therewith shall be false or misleading in any material respect as of the date made and the Closing Date.

      4.4 Receiver or Trustee. The Borrower or any Subsidiary of Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for them or for a substantial part of their property or business; or such a receiver or trustee shall otherwise be appointed.

      4.5 Judgments. Any money judgment, writ or similar final process shall be entered or filed against Borrower or any subsidiary of Borrower or any of their property or other assets for more than $100,000, and shall remain unvacated, unbonded, unappealed, unsatisfied, or unstayed for a period of 45 days.

      4.6 Non-Payment. The Borrower shall have received a notice of default, which remains uncured for a period of more than 30 business days beyond any applicable grace period, on the payment of any one or more debts or obligations aggregating in excess of $100,000;

      4.7 Bankruptcy. Bankruptcy, insolvency, reorganization, or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law, or the issuance of any notice in relation to such event, for the relief of debtors shall be instituted by or against the Borrower or any Subsidiary of Borrower and if instituted against them are not dismissed within 45 days of initiation.

      4.8 Delisting. Failure of the Common Stock to be quoted or listed on the OTC Bulletin Board ("Bulletin Board") or other Principal Market for a period of seven consecutive trading days.

      4.9 Stop Trade. An SEC or judicial stop trade order or Principal Market trading suspension with respect to Borrower's Common Stock that lasts for five or more consecutive trading days.

      4.10 Failure to Deliver Common Stock or Replacement Note. Borrower's failure to timely deliver Common Stock to the Holder pursuant to and in the form required by this Note or the Subscription Agreement, and, if requested by Borrower, a replacement Note, and such failure continues for a period of 20 business days after the due date.

      4.11 Non-Registration Event. The occurrence of a Non-Registration Event as described in the Subscription Agreement.

      4.12 Reverse Splits. The Borrower effectuates a reverse split of its Common Stock without twenty days prior written notice to the Holder.

      4.13 Default under Amended and Restated Operating Agreement. Either the Borrower shall have received a notice of default, which remains uncured for a period of more than 30 business days beyond any applicable grace period, or the Borrower has delivered a notice of default, which remains uncured for a period of more than 30 business days beyond any applicable grace period, under an Amended and Restated Operating Agreement by and among the Borrower, Chuangrun Media Company Limited, and Guangzhou Chuangrun Advertising Co. Ltd., amended and restated on October 10, 2005 and retroactively effective as of January 1, 2005.

      4.14 Revenues/Deferred Revenues. The Borrower fails to obtain "Gross Receipts" (as defined below) according to the following schedule:

      a. U.S. $22,000,000 for the 21 months ended September 30, 2006 (as disclosed on the Borrower's quarterly report on Form 10-QSB for the quarter then ended); and

      e. U.S. $28,000,000 for the 24 months ended December 31, 2006 (as disclosed on the Borrower's annual report on Form 10-KSB for the year then ended).

      "Gross Receipts" means the sum of (a) any revenues recorded by the Borrower pursuant to its revenue recognition policies in accordance with U.S. generally accepted accounting principles, and (b) any prepayments actually received by the Borrower that are deferred as a liability and recognized over a service period pursuant to its revenue recognition policies in accordance with U.S. generally accepted accounting principles. 4.15 Cross Default. A default by the Borrower of a material term, covenant, warranty or undertaking of any Transaction Document or other agreement to which the Borrower and Holder are parties, or the occurrence of a material event of default under any such other agreement which is not cured after any required notice and/or cure period.

                                    ARTICLE V

                                  MISCELLANEOUS

      5.1 Failure or Indulgence Not Waiver. No failure or delay on the part of Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

      5.2 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Borrower to: China Media1 Corp., 142-757 West Pender Street, Suite 328, Vancouver, BC, Canada V6C 1A1, Attn:
Ernest Cheung, President, telecopier: (604) 731-2888, with a copy by telecopier only to Spectrum Law Group, LLP, 1900 Main Street, Suite 125, Irvine, CA 92614-7321, Attn: Marc Indeglia, Esq., telecopier number: (949) 851-5940, and
(ii) if to the Holder, to the name, address and telecopy number set forth on the front page of this Note.

      5.3 Amendment Provision. The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

      5.4 Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns.

      5.5 Cost of Collection. If default is made in the payment of this Note, Borrower shall pay the Holder hereof reasonable costs of collection, including reasonable attorneys' fees.

      5.6 Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York. Both parties and the individual signing this Note on behalf of the Borrower agree to submit to the jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or unenforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Borrower in any other jurisdiction to collect on the Borrower's obligations to Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court in favor of the Holder.

      5.7 Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

      5.8. Construction. Each party acknowledges that its legal counsel participated in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other.

      5.9 Redemption. This Note may not be redeemed or called without the consent of the Holder except as described in this Note.

      5.10 Stockholder Status. The Holder shall not have rights as a stockholder of the Borrower with respect to unconverted portions of this Note. However, the Holder will have the rights of a stockholder of the Borrower with respect to the Shares of Common Stock to be received after delivery by the Holder of a Conversion Notice to the Borrower.

      IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by an authorized officer as of the ___ day of June, 2006.


                                  CHINA MEDIA1 CORP.


                                  By:
                                      ---------------------------------------
                                      Name:   Ernest Cheung
                                      Title:  President

WITNESS:



--------------------------------------

                              NOTICE OF CONVERSION

(To be executed by the Registered Holder in order to convert the Note)


      The undersigned hereby elects to convert $_________ of the principal and $_________ of the interest due on the Note issued by China Media1 Corp. on June __, 2006 into Shares of Common Stock of China Media1 Corp. (the "Borrower") according to the conditions set forth in such Note, as of the date written below.



Date of Conversion:
                   -------------------------------------------------------------


Conversion Price:
                   -------------------------------------------------------------


Number of Shares of Common Stock Beneficially Owned on the Conversion Date: Less than 5% of the outstanding Common Stock of China Media1 Corp.


Shares To Be Delivered:
                       ---------------------------------------------------------


Signature:
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Print Name:
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Address:
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